UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, Recro Pharma, Inc. (the “Company”) announced that Michael Celano has been promoted to Chief Operating Officer and Ryan D. Lake has been promoted to Chief Financial Officer.

Michael Celano, Chief Operating Officer

Mr. Celano, age 59, has served as the Company’s Chief Financial Officer since July 2016. During his tenure as Chief Financial Officer, he has provided financial leadership through several Phase III clinical trials, the filing of the New Drug Application for IV meloxicam 30mg and preparing for commercial launch, as well as through the continued strong performance of the Company’s manufacturing division. Prior to joining the Company, from September 2015 until June 2016, Mr. Celano served as the Chief Financial Officer (part-time) of Makindus, Inc., a clinical-stage biotechnology company. Prior to that, from May 2015 until September 2015, he was self-employed providing consulting services to life science companies. From January 2013 to May 2015, Mr. Celano served as the Chief Financial Officer of DrugScan, Inc., a clinical laboratory services company. Mr. Celano also served as Chief Financial Officer at Kensey Nash, a Nasdaq-listed, medical device company, and BioRexis, a venture-funded, life sciences company. Mr. Celano serves on the board of Orasure Technologies, a diagnostic and medical device company. Prior to entering the biopharmaceutical industry, Mr. Celano was a partner at Arthur Andersen/KPMG, where he worked from 1980 until 2004, and led its life sciences practices. Mr. Celano received a bachelor’s degree in accounting from St. Joseph’s University.

In connection with Mr. Celano’s appointment to Chief Operating Officer, his annual base salary increased from $362,000 to $416,300. All other terms of Mr. Celano’s compensation are materially consistent with prior disclosure.

There are no family relationships between Mr. Celano and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ryan D. Lake, Chief Financial Officer

Mr. Lake, age 40, has served as the Company’s Senior Vice President of Finance and Chief Accounting Officer since June 2017. Prior to joining the Company, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to May 2017. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a Nasdaq-listed, medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake is a Certified Public Accountant, Chartered Global Management Accountant and holds a bachelor’s degree in accounting from West Chester University of Pennsylvania.

In connection with Mr. Lake’s appointment to Chief Financial Officer, his annual base salary increased from $270,000 to $310,000. All other terms of Mr. Lake’s compensation are materially consistent with prior disclosure.

There are no family relationships between Mr. Lake and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: January 5, 2018